Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enzymotec Ltd. of our report dated March 2, 2015 relating to the consolidated financial statements of Enzymotec Ltd., which appears in Enzymotec Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2014.

Tel-Aviv, Israel March 18, 2015	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il